                                                                        (d) (26)
                       AMENDMENT TO SUBADVISORY AGREEMENT
                MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

         AMENDMENT made as of this ___ day of ____ 2004 to the Subadvisory Agreement dated May 1, 2003 (the "Agreement"), between Manufacturer's Securities Services, LLC, a Delaware limited partnership (the "Adviser"), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

          Appendix A of the Agreement, "Compensation of Subadviser," is hereby amended:

          a. to add the subadvisory fee for the following ten portfolios (each a "Portfolio"):

               LIFESTYLE AGGRESSIVE 1000 - I TRUST
               LIFESTYLE GROWTH 820 - I TRUST
               LIFESTYLE BALANCED 640 - I TRUST
               LIFESTYLE MODERATE 460 - I TRUST
               LIFESTYLE CONSERVATIVE 280 - I TRUST

               LIFESTYLE AGGRESSIVE 1000 - II TRUST
               LIFESTYLE GROWTH 820 - II TRUST
               LIFESTYLE BALANCED 640 - II TRUST
               LIFESTYLE MODERATE 460 - II TRUST
               LIFESTYLE CONSERVATIVE 280 - II TRUST

               CORE HOLDINGS OF AMERICA TRUST I
               VALUE BLEND TRUST I
               GROWTH BLEND TRUST I
               GLOBAL BALANCED TRUST I
               CORESOLUTION TRUST I
               CORE HOLDINGS OF AMERICA TRUST II
               VALUE BLEND TRUST II
               GROWTH BLEND TRUST II
               GLOBAL BALANCED TRUST II
               CORESOLUTION TRUST II

               QUANTITATIVE VALUE TRUST

2. EFECTIVE DATE

         This Amendment shall become effective with respect to each portfolio on the later to occur of: (i) approval of the Amendment by the Board of Trustees of Manufacturers Investment Trust and (ii) execution of the Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

MANUFACTURERS SECURITIES SERVICES, LLC
By: The Manufacturers Life Insurance Company (U.S.A.), its managing member

By: _____________________________________________
    James D. Gallagher, Executive Vice President,
    Secretary and General Counsel

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED

By:___________________________
   Roy Firth, President

                                   APPENDIX A

         The Subadviser shall serve as investment subadviser for the following portfolios of the Trust. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement, the fee computed separately for each such Portfolio at an annual rate as follows (the "Subadviser Percentage Fee"):

         1. Pacific Rim Emerging Markets Portfolio: .350% of the first $50,000,000, .350% between $50,000,000 and $200,000,000, .350% between
         $200,000,000 and $500,000,000 and .250% on the excess over $500,000,000 of the average daily value of the net assets of the Portfolio.

         2. Quantitative Equity Portfolio: .250% of the first $50,000,000, .250% between $50,000,000 and $200,000,000, .250% between $200,000,000 and $500,000,000 and .200% between $500,000,000 and $1 billion and
         .150% on the excess over $1 billion of the average daily value of the net assets of the Portfolio.

         3. Equity Index Portfolio: .100% of the first $50,000,000, .100% between $50,000,000 and $200,000,000, .100% between $200,000,000 and
         $500,000,000 and .100% on the excess over $500,000,000 of the average daily value of the net assets of the Portfolio.

         4. Money Market Portfolio: .050% of the first $50,000,000, .050% between $50,000,000 and $200,000,000, .050% between $200,000,000 and
         $500,000,000 and .020% on the excess over $500,000,000 of the current value of the net assets of the Portfolio;

         5. Lifestyle Conservative 280 Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         6. Lifestyle Moderate 460 Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         7. Lifestyle Balanced 640 Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         8. Lifestyle Growth 820 Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         9. Lifestyle Aggressive 1000 Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         10. International Index Trust: .070% of the first $250,000,000, .050% between $250,000,000 and $500,000,000, .030% on the excess over
         $500,000,000 of the current value of the net assets of the Portfolio.

         11. SmallCap Index Trust: .040% of the first $250,000,000, .030% between $250,000,000 and $500,000,000, .010% on the excess over
         $500,000,000 of the current value of the net assets of the Portfolio.

         12.      Mid Cap Index Trust: .040% of the first $250,000,000, .030%
         between $250,000,000 and $500,000,000, .010% on the excess over
         $500,000,000 of the current value of the net assets of the Portfolio.

         13. Total Stock Market Index Trust: .040% of the first $250,000,000, .030% between $250,000,000 and $500,000,000, .010% on the excess over $500,000,000 of the current value of the net assets of the Portfolio.

         14.      500 Index Trust: .020% of the first $250,000,000, .020%
         between $250,000,000 and $500,000,000, .010% on the excess over
         $500,000,000 of the current value of the net assets of the Portfolio.

         15. Balanced Portfolio: .250% of the first $50,000,000, .200% between $50,000,000 and $200,000,000, .150% between $200,000,000 and
         $500,000,000 and .150% on the excess over $500,000,000 of the average daily value of the net assets of the Portfolio.

         16. Quantitative Mid Cap Portfolio: .300% of the first $50,000,000, .300% between $50,000,000 and $200,000,000, .200% between
         $200,000,000 and $500,000,000 and .200% on the excess over $500,000,000 of the average daily value of the net assets of the Portfolio.

         17. and 18.

                                                                      BETWEEN
                                                      BETWEEN      $200 MILLION      BETWEEN
                                        FIRST     $50 MILLION AND    AND $500     $500 MILLION   EXCESS OVER
            PORTFOLIO                $50 MILLION   $200 MILLION       MILLION    AND $1 BILLION  $1 BILLION
--------------------------------    ------------  ---------------  ------------  --------------  -----------
Emerging Growth Trust ..........       0.350%         0.350%          0.350%         0.350%         0.350%
Quantitative All Cap Trust .....       0.300%         0.250%          0.250%         0.250%         0.250%

         19. Lifestyle Conservative 280 - II Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         20. Lifestyle Moderate 460 - II Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         21. Lifestyle Balanced 640 - II Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         22. Lifestyle Growth 820 - II Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         23. Lifestyle Aggressive 1000 - II Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         24. Lifestyle Conservative 280 - I Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         25. Lifestyle Moderate 460 - I Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         26. Lifestyle Balanced 640 - I Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         27. Lifestyle Growth 820 - I Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.

         28. Lifestyle Aggressive 1000 - I Trust: .075% of the first $100 million of the average daily value of the net assets of the Portfolio and .05% of the excess over $100 million.


         29. CORE HOLDINGS OF AMERICA TRUST I
              VALUE BLEND TRUST I
              GROWTH BLEND TRUST I
              GLOBAL BALANCED TRUST I
              CORESOLUTION TRUST I
              CORE HOLDINGS OF AMERICA TRUST II
              VALUE BLEND TRUST II
              GROWTH BLEND TRUST II
              GLOBAL BALANCED TRUST II
              CORESOLUTION TRUST II               .075%



         30. Quantitative Value Portfolio: .300% of the first $50,000,000, .300% between $50,000,000 and $200,000,000, .200% between $200,000,000 and $500,000,000 and .200% on the excess over $500,000,000 of the average daily value of the net assets of the Portfolio.

         The Subadviser Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Subadviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

         If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.